As filed with the Securities and Exchange Commission on July 10, 2013

Registration No. 333-

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NEPTUNE TECHNOLOGIES & BIORESSOURCES INC.

(Exact name of Registrant as specified in its charter)

Québec	2863	Not Applicable
(Province or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification) Code Number (if applicable))	(I.R.S. Employer Identification Number (if applicable)

545 Promenade de Centropolis

Suite 100

Laval, Québec

Canada H7T 0A3

(450) 687-2262

(Address and telephone number of Registrant’s principal executive offices)

NEPTUNE TECHNOLOGIES & BIORESSOURCES INC. EQUITY INCENTIVE PLAN

(Full title of the plan)

CT Corporation

111 Eighth Avenue,

New York, New York 10011

(212) 894-8700

(Name, address, (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:

Jean-Daniel Bélanger Neptune Technologies & Bioressources Inc. 225 Promenade du Centropolis, Suite 200 Laval, Québec, Canada H7T 0B3 (450) 687-2262	Sandra Cohen Osler, Hoskin & Harcourt LLP 620 Eighth Avenue – 36th Floor New York, New York 10018 (212) 867-5800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Deferred Compensation Obligations(1)	US$5,000,000	100%	US$5,000,000	US$682.00(2)
Common Shares, without nominal or par value	2,225,000(3)	$3.20	US$7,120,000(4)	US$971.17
Total:				US$1653.17

(1)	The Deferred Compensation Obligations being registered are general unsecured obligations of Neptune Technologies & Bioressources Inc. (the “Registrant”) to pay deferred compensation in the future, which may in whole in part consist of its common shares, in accordance with the terms of the Neptune Technologies & Bioressources Inc. Equity Incentive Plan (the “Plan”). The amount to be registered represents the dollar amount of the compensation generally expected in the future that may be deferred and deemed by eligible participants invested in accordance with the Plan.
(2)	The amount registered is based upon an estimate of the amount of compensation to be deferred by participants under the Plan, estimated to be US$5,000,000 for the Plan, and is estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the “Securities Act”).
(3)	Pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers additional common shares that may become issuable by reason of certain corporate transactions or events, including any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding common shares.
(4)	For the purposes of computing the registration fee only. Pursuant to Rules 457(c) and 457(h) of the Securities Act, the Proposed Maximum Offering Price is based upon the average of the high and low prices per share of the common shares as reported on The NASDAQ Stock Market on July 3, 2013.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information

The documents containing information specified in Part I of Form S-8 will be sent or given to employees of the Registrant participating under the Registrant’s Equity Incentive Plan, dated January 30, 2013 (the “Plan”) as specified by Rule 428(b)(1) of the Securities Act. Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. Those documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in the Section 10(a) prospectus), other documents required to be delivered to eligible participants pursuant to Rule 428(b) or additional information about the Plan are available without charge. Requests should be directed to Neptune Technologies & Bioressources Inc. at 545 Promenade du Centropolis, Suite 100, Laval, Québec, Canada H7T 0B3 (telephone: (450) 687-2262).

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

1.	the Registrant’s Annual Report on Form 40-F for the fiscal year ended February 28, 2013 (the “Form 40-F”); and

2.	the description of the Registrant’s Common Shares contained under the heading “Description of the Share Capital” in Exhibit 99.1 to the Form 40-F, including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities covered hereby then remaining unsold, shall be deemed to be incorporated by reference in, and to be part of, this Registration Statement from the filing date of each such document.

Any statement, including financial statements, contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Unless expressly incorporated into this Registration Statement, a report furnished on Form 6-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

Under the Business Corporations Act (Québec) (the “Act”), except in respect of an action by or on behalf of the Registrant to procure a judgment in its favor, the Registrant shall indemnify against all costs, charges and expenses reasonably incurred by its mandatory (which covers directors and officers) prosecuted by a third person for an act done in the exercise of his duties and shall pay damages, if any, resulting from that act, unless such mandatory has committed a grievous offence or a personal offence separable from the exercise of his duties. However, in a penal or criminal proceeding, the Registrant shall indemnify against all costs, charges and expenses reasonably incurred by its mandatory if he had reasonable grounds to believe that his conduct was in conformity with the law. The Registrant may, with the approval of the court, assume the expenses of its mandatory if, having prosecuted him for an act done in the exercise of his duties, it loses its case. If the Registrant wins its case only in part, the court may determine the amount of the expenses it shall assume.

In addition, the By-laws of the Registrant provide in effect for the indemnification by the Registrant of each director and officer of the Registrant to the fullest extent permitted by applicable law.

The Registrant has purchased insurance for the benefit of all directors and officers of the Registrant and its subsidiaries against liability incurred by them in such capacity.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits

The following exhibits have been filed as part of this Registration Statement.

Exhibit Number	Description

4.1	Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 1.1 to Amendment No. 1 of the Registrant’s Transition Report on Form 20-F (Commission File No. 001-33526) filed with the Commission on September 18, 2009)

4.2	By-laws of the Registrant (incorporated by reference to Exhibit 1.1 to the Registrant’s Transition Report on Form 20-F (Commission File No. 001-33526) filed with the Commission on August 31, 2009)

4.3	Equity Incentive Plan, dated January 30, 2013

5.1	Opinion of Osler, Hoskin & Harcourt LLP

23.1	Consent of KPMG LLP

23.2	Consent of Osler, Hoskin & Harcourt LLP (included in Exhibit 5.1)

24.1	Power of attorney (included on signature page hereto)

Item 9. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of the securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Laval, Province of Québec, Canada, on this 10th day of July, 2013.

NEPTUNE TECHNOLOGIES & BIORESSOURCES INC.

By:	/s/ André Godin
Name: André Godin Title: Chief Financial Officer (Principal Financial and Accounting Officer)

POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints Henri Harland and André Godin, or either of them, his true and lawful attorneys-in-fact and agents, each of whom may act alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents and in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all his said attorneys-in-fact and agents or any of them or his substitute or substitutes may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ Henri Harland Henri Harland	President, Chief Executive Officer and Director (Principal Executive Officer)	July 10, 2013

/s/ Ronald Denis Ronald Denis	Director and Chairman of the Board	July 10, 2013

/s/ Valier Boivin Valier Boivin	Director	July 10, 2013

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement on Form S-8, solely in the capacity of the duly authorized representative of the Registrant in the United States, on this 10th day of July, 2013.

NEPTUNE TECHNOLOGIES & BIORESSOURCES USA INC.

By:	/s/ Henri Harland
Name: Henri Harland Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

4.1	Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 1.1 to Amendment No. 1 of the Registrant’s Transition Report on Form 20-F (Commission File No. 001-33526) filed with the Commission on September 18, 2009)

4.2	By-laws of the Registrant (incorporated by reference to Exhibit 1.1 to the Registrant’s Transition Report on Form 20-F (Commission File No. 001-33526) filed with the Commission on August 31, 2009)

4.3	Equity Incentive Plan, dated January 30, 2013

5.1	Opinion of Osler, Hoskin & Harcourt LLP

23.1	Consent of KPMG LLP

23.2	Consent of Osler, Hoskin & Harcourt LLP (included in Exhibit 5.1)

24.1	Power of attorney (included on signature page hereto)